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EXHIBIT 5.1   DRAFT OPINION OF POTTER ANDERSON & CORROON LLP RE: LEGALITY
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                               September __, 1998



                [DRAFT OPINION OF POTTER ANDERSON & CORROON LLP]



Board of Directors
First Place Financial Corp.
185 East Market Street
Warren, OH 44482

          Re:  First Place Financial Corp.
               ---------------------------

Gentlemen:

          We have acted as special Delaware counsel for First Place Financial Corp., a Delaware corporation (the "Company") in connection with (i) the conversion of First Federal Savings and Loan Association of Warren, a federally-chartered mutual savings bank (the "Bank"), from the mutual form of ownership to stock form of ownership (the "Conversion"), (ii) the subscription and community offering (the "Offering"), in connection with the Conversion, by the Company of up to 13,754,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and (iii) the issuance of up to 1,058,000 shares of Common Stock (the "Foundation Shares") to First Federal of Warren Community Foundation, a Delaware corporation (the "Foundation"), pursuant to the Gift Instrument, dated as of September ___, 1998, relating to
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 2

the gift from the Company to the foundation of the Foundation Shares (the "Gift Instrument"). You have requested our opinion with respect to certain matters of Delaware law in connection with the foregoing.

          For purposes of giving the opinion hereinafter set forth, we have conducted no independent factual investigation of our own, and have examined only the following documents, which you have provided to us:

     (1) A certified copy of the Certificate of Incorporation of the Company (the "Company Certificate of Incorporation"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 21, 1998;

     (2)  The Bylaws of the Company;

     (3) The Registration Statement filed with the Securities and Exchange Commission in connection with the Offering (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus");

     (4) A consent of the sole incorporator of the Company dated August 21, 1998;

     (5) the form of stock certificate approved by the Board to represent shares of Common Stock;

     (6) A copy of resolutions of the Board of Directors of the Company (the "Board") adopted at a meeting of the Board held on August 24, 1998 concerning, among other things, the organization of the Company, the Offering, and the designation of a Pricing Committee of the Board (the "Pricing Committee");

     (7) A copy of resolutions of the Board of Directors of the Company (the "Board") adopted at a meeting of the Board held on August 24, 1998
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 3

          concerning, among other things, the Foundation and the issuance of the Foundation Shares;

     (8) A certified copy of the Certificate of Incorporation of the Foundation (the "Foundation Certificate of Incorporation"), as filed in the office of the Secretary of State on September ___, 1998;

     (9)  The Bylaws of the Foundation;

     (10) A consent of the sole incorporator of the Foundation dated September __, 1998;

     (11) the Gift Instrument; and

     (12) Certificates of good standing for the Company and the Foundation, each dated __________ ___, 1998, obtained from the Secretary of State.

We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies are complete, accurate, and authentic copies that conform to the originals. We have not reviewed any other documents other than those expressly referenced above, and we have assumed that no provision of any other document is inconsistent with or would otherwise alter our opinion expressed herein.

          Capitalized terms used but not defined herein shall have the meanings given them in the Company Certificate of Incorporation.

          Based upon and subject to the foregoing and further subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 4

          1. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the corporate power and authority to own, lease, and operate its property and conduct its business as now conducted as described in the Prospectus.

          2. Upon the due adoption by the Pricing Committee of a resolution fixing the price and number of shares of Common Stock to be sold in the Offering in accordance with the terms set forth in the Prospectus, the Common Stock to be issued in the Offering (including the shares to be issued to the ESOP) will be duly authorized and, when such shares are sold and paid for in accordance with the terms set forth in the Prospectus and such resolution of the Pricing Committee, and certificates representing such shares in the form provided to us are duly and properly issued, will be validly issued, fully paid, and nonassessable, and no personal liability for the payment of the Company's debts will arise solely by virtue of the ownership thereof.

          3. The issuance and sale of Common Stock described in paragraph 2 above will not be in violation of or subject to any preemptive rights or other similar rights arising by operation of Delaware law, the Company Certificate of Incorporation, or, to the best of our knowledge, based solely on our review of the Prospectus, otherwise.

          4. The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus.
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 5

          5. No approval of any Delaware governmental agency, bureau, commission, department, or other organization is required as a condition to the establishment of the Foundation and the issuance and sale of the Foundation Shares to the Foundation as described in the Prospectus pursuant to the Gift Instrument.

          6. The Foundation Shares have been duly and validly authorized for issuance and sale, and when issued and delivered by the Company in accordance with the terms set forth in the Prospectus and as provided in the Gift Instrument, against payment of the aggregate par value therefor, and when a certificate representing such shares in the form provided to us is duly and properly issued, such shares will be duly and validly issued, fully paid, and nonassessable, and no personal liability for the payment of the Company's debts will arise solely by virtue of the ownership thereof.

          7. The issuance and sale of the Foundation Shares will not be in violation of or subject to any preemptive rights or other similar rights arising by operation of Delaware law, the Company Certificate of Incorporation, or, to the best of our knowledge, based solely on our review of the Prospectus, otherwise.

          The opinions contained herein are subject to the following assumptions, qualifications, limitations, and exceptions:

          A.  The opinions expressed herein are limited in all respects to
matters of Delaware corporate law.   We have not considered, and have not
expressed any opinion with regard to, or as to the effect of, the Delaware Securities Act (6 Del. C. (S)7301 et seq.) or the
                  ---- --         -- ----
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 6

requirements of any other law, rule, or regulation, state or federal, applicable to the Bank, the Company, the Foundation, the Offering, the Conversion, or the issuance of the Foundation Shares, including, without limitation, those applicable to federally insured or state chartered savings banks or their holding companies.

          B. We have been advised by the Company that it will loan to the Bank's Employee Stock Ownership Plan (the "ESOP") the funds the ESOP will use to purchase the shares of Common Stock for which the ESOP has subscribed as part of the Offering. In this regard, we have assumed, for purposes of rendering the opinion set forth in paragraph 2 above, that:

          (i)   the Board has duly authorized the loan to the ESOP (the "Loan");

          (ii)  the Loan serves a valid corporate purpose;

          (iii) the Loan will be made at an interest rate and on other terms that are fair to the Company;

          (iv) the terms of the Loan will be set forth in customary and appropriate documents including, without limitation, a promissory note representing the indebtedness of the ESOP to the Company as a result of the Loan; and

          (v) the closing for the Loan and for the sale of Common Stock to the ESOP will be held after the closing for the sale of the other shares of Common Stock sold in the Offering and the receipt by the Company of the proceeds thereof.
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 7


          C. The following provisions of the Company Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid, and nonassessable status of the Common Stock:

          (i) (a) Subsections C.3 and C.6 of Article FOURTH, which grant the Board the authority to construe and apply certain provisions of Article FOURTH;
(b) Section D of Article EIGHTH, which grants a majority of Disinterested Directors (as defined in Article EIGHTH, Subsection C.6) the authority to construe and apply certain provisions of Article EIGHTH; and (c) the provision of Section C.7 of Article EIGHTH, which empowers the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder; in each case with respect to (a) through (c) above, to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon the authority of the directors of the Company under such provisions.

          (ii) Subsection C.4 of Article FOURTH, to the extent such provision obligates any person to provide to the Board the information that such subsection authorizes the Board to demand, to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon the authority of the directors of the Company under such provision.

          (iii) Article NINTH, which purports to permit the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.
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Board of Directors
First Place Financial Corp.
September __, 1998
Page 8


          This opinion is rendered solely for you benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished to, or quoted or relied upon by, any other person or entity for any purpose. Patton Boggs, L.L.P. may rely on this opinion in connection with the opinions it is delivering on the date hereof with respect to the matters set forth herein.


                                         Very truly yours,


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